EXHIBIT 10.43

SUBLEASE

Lessor: MANINI HOLDINGS, LLC

Lessee:  KONA BREWING CO., LLC

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5.4	Waste or Nuisance	7
5.5	Vacation and Abandonment	7
5.6	Condition of the Premises	7
5.7	Hazardous Materials	8
5.8	Rules and Regulations	9

ARTICLE VI
ALTERATIONS		10

6.1	Construction/Alteration	10
6.2	Bond Against Liens	10
6.3	Removal and Restoration by Lessee	10
6.4	Improvements Required by Law	10
6.5	Signs	11

ARTICLE VII
MAINTENANCE		11

7.1	Repair and Maintenance by Lessee	11
7.2	Lessee's Failure to Maintain	11
7.3	Repair and Maintenance by Lessor	12

ARTICLE VIII
DISCLAIMER OF LIABILITY AND INDEMNITY		12

8.1	Disclaimer of Liability	12
8.2	Indemnity	13

ARTICLE IX
INSURANCE		13

9.1	Public Liability and Property Damage Insurance	13
9.2	Insurance Of Premises and Improvements	13
9.3	Insurance on Contents	14
9.4	Requirements of Policies	14
9.5	Payment of Premiums and Delivery Of Policies	15
9.6	Determination of Replacement Value And Additional Coverage	15
9.7	Review of Coverage	15
9.8	Waiver of Recovery	15

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ARTICLE X
DAMAGE OR DESTRUCTION		16

10.1	Lessor's Election	16
10.2	Lessee's Obligation	16

ARTICLE XI
CONDEMNATION		17

11.1	Definitions	17
11.2	Total Taking	17
11.3	Partial Taking of Premises	17
11.4	Effect on Rent	17
11.5	Restoration of Premises	17
11.6	Award - Distribution	17

ARTICLE XII
TRANSFERS		18

12.1	Prohibition Against Voluntary Assignment, Subletting, and Encumbering	18
12.2	Change of Ownership	18
12.3	Involuntary Assignment	18
12.4	Effect of Involuntary Assignment	19
12.5	Absolute Assignment of Sublease Rents	19
12.6	Continuing Liability of Lessee	19
12.7	Restriction on Mortgages	19
12.8	Assignment by Lessor	19

ARTICLE XIII
DEFAULT		20

13.1	Lessee's Default	20
13.2	Lessor's Remedies	20
13.3	Appointment of Receiver	21
13.4	Lessor's Right To Cure Lessee's Default; Interest	21
13.5	Late Fee and Interest on Past Due Accounts	21
13.6	Expenses of Lessor	22

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ARTICLE XIV
LESSOR'S ENTRY ON PREMISES		22

14.1	Right of Entry	22
14.2	No Liability for Entry	22

ARTICLE XV
WAIVER		23

15.1	Waiver	23

ARTICLE XVI
SURRENDER OF PREMISES; HOLDING OVER		23

16.1	Surrender of Premises	23
16.2	Liquidated Damages	24
16.3	Holding Over	24

ARTICLE XVII
MISCELLANEOUS PROVISIONS		24

17.1	Master Lease	24
17.2	Consent of Parties	25
17.3	Exhibits—Incorporation in Lease	25
17.4	Hawaii Law	25
17.5	Integrated Agreement; Modification	25
17.6	Notices	25
17.7	Submission to Condominium Property Regime	26
17.8	Rent Payable in U.S. Money	26
17.9	Severability	26
17.10	Subordination of Lease	26
17.11	Singular and Plural; Pronouns	27
17.12	Binding Effect	27
17.13	Right to Estoppel Certificates	27
17.14	Attorney's, Architect's, Etc. Fees	27
17.15	Additional Improvements Upon Property	28
17.16	Force Majeure	28

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ARTICLE XVIII
ARBITRATION		28

18.1	Arbitration of Disputes	28

Exhibit A
Exhibit B
Special Conditions Addendum

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THIS SUBLEASE ("lease") is made this _____ day of ____________, 2011 , by and between MANINI HOLDINGS, LLC, a Hawaii limited liability company, whose post office address is 75-5629 Kuakini Highway, Kailua-Kona, Hawaii 96740, hereinafter called the "Lessor," and KONA BREWING CO., LLC, a Hawaii limited liability company, whose post office address is 929 Russell Street, Portland, Oregon 97227, hereinafter called the "Lessee", who agree as follows:

ARTICLE I
GRANT

1.1           Premises.  The Lessor leases to the Lessee, and the Lessee hires from the Lessor, those certain premises commonly known as Suites 102, 103, 105B, 107B, 201, 202, 203 and 204, and all improvements thereon and therein, more particularly shown and cross-hatched in red on Exhibit A attached hereto (hereinafter, collectively, the "premises") located on that certain parcel of real property commonly known as Lot 13 of the Kona Industrial Subdivision, Unit I, in the District of North Kona, County and State of Hawaii, Tax Map Key (3) 7-4-010:001 (Lot 13 and the improvements thereon shall hereafter be called the "Property").  The area of the premises is set forth in Exhibit B attached hereto.  In addition to the premises, Lessee shall, as an appurtenance thereto, have full right of access to the premises over and across any common entrances, sidewalks, halls, corridors, parking areas and stairways on the Property (the "common areas"), which common areas are generally shown and shaded in green on Exhibit A attached hereto.  All common areas shall at all times be subject to the exclusive control and management of Lessor, and shall be subject to such rules and regulations as Lessor may adopt and promulgate from time to time.  Lessee will not use the common areas in such a way as to impede or interfere with the operation of the Property, or with Lessor or any tenant therein or thereon.  Lessor shall have the right, in its sole discretion, to increase or reduce the common areas, to rearrange the parking spaces and improvements in the common areas and to make any other changes therein from time to time.  There shall be no reduction of Lessee's monthly base rent or any other charges hereunder for any change to the common areas.

1.2           Acceptance of Premises.  The Lessee accepts possession of the premises in "as is" condition.

1.3           Quiet Enjoyment.  Upon payment of the rent and observance and performance of the conditions and agreements on the part of the Lessee to be observed and performed, the Lessee shall peaceably hold and enjoy the premises for the term of the lease without hindrance or interruption by the Lessor or any other person lawfully claiming by, through or under the Lessor except as expressly provided herein.

ARTICLE II
TERM

2.1           Term.  The term of this lease shall commence on April 1, 2011 (the "commencement date") and shall expire on March 30, 2014.  If Lessor, for any reason other than the negligence or willful misconduct of Lessee, cannot deliver access to the premises to Lessee on or before the commencement date, this lease shall not be void or voidable, and Lessor shall not be liable to Lessee for any loss or damage resulting from Lessor's failure to deliver the premises to Lessee.  However, during such period of non-delivery, the rent (i.e., monthly base rent and additional rent) payable under this lease shall be abated until Lessor offers occupancy of the premises to Lessee.

2.2           Option to Extend the Term.  Lessee shall have the option to extend the term of this lease for two (2) years by giving Lessor written notice of such extension on or before one hundred eighty (180) days prior to the expiration of the term of this lease.  Such extensions shall be upon the same terms and conditions of this lease, excepting for this option and the monthly base rent.  Monthly base rent for each year of the extension of the term shall be as provided in Section 3.1(b) below.

ARTICLE III
RENT; SECURITY DEPOSIT

3.1           Monthly Base Rent.

(a)           Commencing on the commencement date and for each and every calendar month during the term, Lessee shall pay to the Lessor, on or before the first (1st) day of each month, in advance, at Lessor's address, the monthly base rent set forth in Exhibit B attached hereto.

(b)           If Lessee exercises its right to extend the initial term of this lease for an additional period of two (2) years as provided in Section 2.2 above, the monthly base rent for the first (1st) year of the extension term shall be $5,533.16 per month.  The monthly base rent for the second (2nd) year of the extension term shall be $5,699.15 per month.

(c)           The monthly base rent, additional rent, security deposit and all other sums payable under this lease to Lessor by Lessee, which security deposit and other sums shall constitute additional rent hereunder, are collectively referred to herein as the "rent."

(d)           Except as may otherwise be specifically provided in this lease, the amount of the monthly base rent set forth in Exhibit B attached hereto is a negotiated figure and shall govern whether or not the actual square footage of the premises is the same as the square footage set forth in Exhibit B attached hereto.  Lessee shall have no right to withhold, deduct or offset any amount from the monthly base rent or additional rent even if the actual square footage of the premises is less than the square footage set forth in Exhibit B attached hereto.  In addition, the square footage figure set forth in Exhibit B attached hereto shall serve as the base figure in determining the prorata rent reduction/abatement in the event of damage, condemnation or other circumstance requiring such reduction, abatement or other adjustment of rent, notwithstanding that the square footage set forth in Exhibit B attached hereto shall be more or less than the actual square footage of the premises.

3.2           Additional Rent.

(a)           In addition to the monthly base rent, commencing on the commencement date, Lessee agrees to monthly pay, as additional rent, an eight and 74/100 percent (8.74%) share of all Property maintenance and operating expenses as hereinafter defined.  Lessee shall have no right to withhold, deduct or offset any amount from the additional rent even if the actual square footage of the premises is less than the approximate square footage of the premises set forth in Exhibit B attached hereto.

(b)           Lessee's percentage share of the Property maintenance and operating expenses set forth above is based upon the Lessee's percentage of the Property's maintenance and operating expenses as of the commencement date.  The maintenance and operating expenses for the Property shall be computed on an annual basis, at the beginning of each calendar year, and, to the extent such expenses are not fixed or known in advance, shall be estimated by the Lessor for the ensuing year.  Lessee shall pay such expenses, as additional rent, throughout the calendar year, in advance, with the monthly base rent, subject to reconciliation and adjustment as provided below.  Lessor shall notify Lessee of Lessee's share of the expenses for the coming calendar year as soon as reasonably possible after the beginning of each year.  In the event Lessee's lease term shall commence or end at any other time than the beginning or end of a calendar year, the Lessee's additional rent shall be adjusted prorata for such shortened period.  Lessor shall have the right, in the event of unusual or extraordinary maintenance and operating expenses, to assess and collect, as additional rent, either as a one time or continuing charge, additional sums under this Section 3.2 to pay such expenses without affecting the Lessee's liability for the monthly sums hereinabove described.

(c)           "Property maintenance and operating expenses" shall include, without limitation, shall include, without limitation: (i) Lessor's overhead expenses pertaining to the Property and the common areas; (ii) costs of non-structural repairs, line painting, landscaping and irrigation, electricity, maintenance of parking areas, bulb replacement, cleaning up, sweeping and janitorial service; and cost of garbage and refuse removal, and any repairs, improvements or replacements required by law; (iii) costs of any repairs, alterations, modifications, amendments, additions and/or improvements to the Property and/or the premises, not otherwise paid for by any tenant of the Property, necessary, required or appropriate in order to bring the Property and/or the premises into compliance with the requirements, policies and/or procedures of "The Americans with Disabilities Act of 1990," 42 U.S.C. Section 12101 et. seq., and/or any rules and/or regulations promulgated with respect thereto; (iv) all billing, security, management and legal expenses incurred or paid by Lessor relating to the protection, maintenance and operation of the Property, the common areas and/or the premises not separately payable by any other tenant of the Property; (v) any utility charges for the Property, the common areas and/or the premises not separately metered to or paid for by any tenant of the Property; (vi) costs of liability, fire, other property damage, flood, loss of rent, business interruption and other insurance, including any deductibles payable by the Lessor thereunder, which Lessor shall, in its sole discretion, deem necessary and/or appropriate with respect to the premises, the Property, the common areas and/or Lessee and/or Lessee's business, fixtures, equipment, installations and/or operations in the premises, common areas and/or Property; (vii) Lessee's share of the Property's real and personal property taxes and assessments as provided in Section 4.1; (viii) Lessee's share of the Master Lease rent and any other charges or assessments charged to or payable by Lessor under the Master Lease described in Section 17.1 below; and (ix) any other costs which the Lessor shall conclude, in its sole discretion, are reasonable and necessary for maintaining and operating the common areas and/or the Property.

(d)           A statement of Property maintenance and operating expenses shall be provided annually to Lessee within one hundred twenty (120) days of each calendar year end.  If the maintenance and operating expenses according to such statement shall differ from the expenses estimated by Lessor as provided above, the expenses according to such statement shall be deemed correct and an appropriate adjustment shall be made in the additional rent by prompt payment by Lessee of any deficiency or, in the event of an excess, an adjustment of additional rent thereafter due to Lessor to provide Lessee with reimbursement over a period of time not to exceed twelve (12) months.  Notwithstanding the preceding, however, Lessor's failure to provide Lessee with a statement of the Property maintenance and operating expenses by the date provided above shall in no way excuse Lessee from its obligation to pay its pro rata share of the Property maintenance and operating expenses or constitute a waiver of Lessor's right to bill and collect such pro rata share of the Property maintenance and operating expenses from Lessee as provided in this Section 3.2.  Lessor shall keep records showing all expenditures incurred as Property maintenance and operating expenses for each calendar year for a period of twelve (12) months following each calendar year, and the records for such twelve (12) month period shall be made available for inspection by Lessee and/or its agents during ordinary business hours at Lessor's offices in Kailua-Kona.  During such twelve (12) month period, Lessee shall have the right to audit Lessor's calculations of Lessee's share of Property maintenance and operating expenses.  If such audit shall determine that Lessee has been overcharged more than three percent (3%) more than the actual amount that Lessee should have been charged for the Lessee's share of the Property maintenance and operating expenses according to this Section 3.2, then Lessor shall pay the costs of said audit and shall credit the overpayment toward the next monthly base rent and other charges falling due from Lessee or, if this Lease shall have expired or been terminated as of the date of such audit, then Lessor shall pay such overpayment to Lessee within thirty (30) days of such audit.  If such audit shall determine that Lessee has been overcharged three percent (3%) or less than the actual amount that Lessee should have been charged for the Lessee's share of the Property maintenance and operating expenses according to this Section 3.2, or that Lessee was charged less than the actual amount that Lessee should have been charged for the Lessee's share of the Property maintenance and operating expenses according to this Section 3.2, then (i) Lessee shall pay the cost of said audit and (ii) either Lessor shall reimburse the overpayment in accordance with the second sentence of this subsection (d) or Lessee shall pay any underpayment to Lessor within thirty (30) days of such decision, as applicable.  With respect to Lessee's audit right as set forth in this Section 3.2(d), (i) Lessee shall have the right to request only one audit in any one calendar year, (ii) the audit request shall cover no more than one calendar year immediately preceding the calendar year in which the audit is requested, and (iii) Lessee's failure to request an audit of the Property maintenance and operating expenses within such twelve (12) month period shall constitute an acceptance and approval of the same by Lessee and Lessee shall have no further right to dispute the amounts set forth on such statement or to obtain an audit thereof.

3.3           Place of Payment.  The Lessee will pay the rent in legal tender of the United States of America to the Lessor at the address set forth above or at such other address as the Lessor may from time to time designate in writing to the Lessee at the times and in the manner previously set forth and without any deduction, notice, or demand.

3.4           Security Deposit.  There shall be a security deposit in the amount of $3,463.90 (and Lessor acknowledges receipt thereof).  This security deposit shall be held by Lessor, without liability for interest, as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this lease to be kept and performed by Lessee during the term of this lease.  If Lessee fails to keep and perform any of the terms, covenants and conditions of this lease to be kept and performed by Lessee, including the payment of rent or any other sum to Lessor, then Lessor, at its option, may appropriate and apply the entire deposit, or so much of the deposit as may be necessary, to compensate Lessor for any overdue rent or other sum or any loss or damage sustained or suffered by Lessor due to such breach by Lessee.  Should the entire deposit, or any portion thereof, be so appropriated and applied by Lessor for the payment of losses, damages, overdue rent or other sums due and payable to Lessor by Lessee hereunder, then Lessee shall, upon the written demand of Lessor, forthwith remit to Lessor a sufficient amount to restore the security deposit to the original sum deposited.  Lessee's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this lease.  If Lessee complies with all of such terms, covenants, and conditions and promptly pays all of the rent and all other sums payable by Lessee to Lessor under this lease as they fall due, then the security deposit shall be returned, without interest, to Lessee at the end of the term of this lease, or upon earlier termination of this lease.  Lessor may transfer and/or deliver the security deposit, as such, to the purchaser of the reversion of this lease, in the event that the reversion is sold and thereupon Lessor shall be discharged from any further liability to Lessee in reference thereto.

ARTICLE IV
TAXES AND OTHER CHARGES

4.1           Property Taxes and Assessments.  The Lessee will pay directly to the Lessor a prorata portion of all real and personal property taxes and assessments of every description for which the premises, or the improvements on the premises, or the Lessor or the Lessee in respect of the premises or the improvements on the premises, are now or during the term may be assessed or become liable, whether assessed to or payable by the Lessor or the Lessee.  Lessee's prorata portion of such taxes and assessments shall be equal to the Lessee's percentage share of the Property maintenance and operating expenses as set forth in Section 3.2(a) above.  All such taxes shall be prorated between the Lessor and the Lessee as of the commencement and expiration, respectively, of the term, and with respect to any assessment made under any betterment or improvement law which may be payable in installments, the Lessee shall be required to pay only such installments of principal, together with interest on the unpaid balance, as shall become due and payable during the term.

4.2           General Excise Tax; Conveyance Tax.  The Lessee shall pay to the Lessor with each payment of rent or any other payment hereunder which is subject to the general excise tax on gross income imposed by the State of Hawaii and all similar taxes imposed from time to time on the Lessor with respect to the rent and other payments (whether actually or constructively received) in the nature of a gross receipts tax, sales tax, privilege tax or the like (excluding net  income taxes), whether imposed by the United States of America, the State of Hawaii or the County of Hawaii, an amount which, when added to such rent or other payments, shall yield to the Lessor, after deduction of all such taxes payable by the Lessor with respect to all such rent or other payments, a net amount equal to that which the Lessor would have realized if no such tax had been imposed.  The Lessee will also pay any conveyance taxes imposed by the State of Hawaii in respect of this lease.

4.3           Master Lease Rent.  The Property maintenance and operating expenses payable under Section 3.2 above includes a portion of the rent payable by Lessor under the Master Lease ("Master Lease Rent") described in Section 17.1 below as of the commencement date of this lease.  If at any time after the commencement date, the Lessor's Master Lease Rent for the Property increases over the amount of the Master Lease Rent as of the commencement date, then in such event, as of the date of such increase to Lessor, Lessee's share of the Property maintenance and operating expenses payable under Section 3.2 above shall increase by an amount derived by multiplying the amount of the increase in the Master Lease Rent by the Lessee's percentage share set forth in Section 3.2(a) above.  Lessee shall pay such portion of the increased Master Lease Rent as additional rent.

4.4           Substitute Taxes and Additional Taxes.  The Lessee shall not be required to pay any taxes measured by the net income or inheritance, estate or transfer taxes of the Lessor.  If at any time during the term the State of Hawaii or any political subdivision or agency or the federal government levies or assesses against the Lessor a tax, fee, or excise on: (i) rents, (ii) the area of the premises, (iii) the occupancy of the Lessee, (iv) any personal property tax, or (v) any other tax, fee, or excise, however described, including, without limitation, a so-called value added tax, as a direct substitution in whole or in part for, or in addition to, any real property taxes or excise tax, the Lessee shall pay that tax, fee, or excise on rents before delinquency.  The Lessee's share of any such tax, fee, or excise shall be determined by the Lessor unless separately assessed or allocated by the tax assessor.

4.5           Utilities and Other Services.  The Lessee will pay directly all charges, duties, rates, and other outgoings of every description for telephone services to the premises.  Electrical service to the premises shall be paid for as set forth in Paragraph 3 of the Special Conditions Addendum.  Water, refuse collection, wastewater service, and all utilities or services to the premises shall be paid for by Lessor and reimbursed by Lessee as a Property maintenance and operating expense.

4.6           Right of Contest.  The Lessee shall have the right to contest the amount, validity or application of any tax, rate, assessment, lien, attachment, judgment, encumbrance, imposition, duty, charge or other outgoing payable by Lessee under this lease by any appropriate proceedings commenced before the disputed item becomes delinquent in the name of Lessee or in the name of Lessor if required by law, provided that (i) such proceeding shall be brought in good faith and diligently prosecuted, (ii) the Lessee shall pay all expenses thereof, and (iii) Lessee shall indemnify, defend and hold the Lessor harmless from and against all claims, demands and liability based on or arising from the Lessee's noncompliance with the matter which is the subject of such contest.

ARTICLE V
USE OF THE PREMISES

5.1           Specific Use Allowed.  The premises shall be occupied and used by the Lessee only for brewery storage, locker room, restroom, retail storage, offices, conference room, and other uses related to the adminstration of a brewery and restaurant and for no other purposes without the prior written consent of the Lessor.  The Lessee shall not use or suffer or permit the premises in whole or part to be operated or to be used for any other purpose or purposes.

5.2           Improvements Required By Law.  The Lessee will at its own expense make, build, rebuild, and maintain any and all improvements which may be required by law or private agreement to be made, built, rebuilt, and maintained upon or adjoining or in connection with or for the use of the premises in whole or in part.  If such improvements shall be built, maintained, or rebuilt by the Lessor, the Lessee shall reimburse the Lessor its costs upon demand.

5.3           Compliance with Law.  The Lessee shall, at Lessee's expense, comply with all laws concerning the premises or the Lessee's use of the premises, including, without limitation, all requirements, policies and/or procedures of "The Americans with Disabilities Act of 1990," 42 U.S.C. Section 12101 et. seq., and/or any rules and/or regulations promulgated with respect thereto, and all applicable laws pertaining to air and water quality, hazardous materials, waste disposal, air emissions and other environmental matters, and all zoning and land use matters, and the obligation to alter, maintain or restore the premises in compliance with laws relating to the condition, use or occupancy of the premises during the term.

5.4           Waste or Nuisance.  The Lessee shall not use the premises in any manner that will constitute waste, nuisance or unreasonable annoyance.

5.5           Vacation and Abandonment.  The Lessee shall not vacate or abandon the premises at any time during the term.

5.6           Condition of the Premises.  The Lessee has examined and accepts the premises in the existing condition and shall be solely responsible for the adequate design, construction, and repair of all improvements now or hereafter made thereon.  Except as specifically provided in this lease, the Lessee shall be solely responsible for obtaining at its expense (i) all utility services and connections and any other services or facilities required for or in connection with the use of the premises, and (ii) any governmental zoning, classification, approval, or consent required by law for or in connection with the use of the premises.  Lessee agrees that (i) neither Lessor nor any employee, representative or agent of Lessor, has made any representation concerning the suitability of the premises for the conduct of the Lessee's business nor has there been any other representations covering the physical condition of the premises; (ii) Lessee's acceptance of the premises evidenced by Lessee's entry and the possession thereof shall constitute unqualified proof that the premises are, as of the date of commencement of Lessee's occupancy thereof , in a tenantable and good condition; and (iii) Lessee shall be deemed to have waived any patent or latent defect in the premises except those latent defects in the premises discovered by Lessee during the period of any contractor's warranty  covering such defective condition.

5.7            Hazardous Materials.

(a)           As used herein, the term "hazardous material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the County in which the premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the U.S. Food and Drug Administration, the Hawaii Department of Health, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

(b)           Lessee agrees not to introduce any hazardous material in, on or adjacent to the premises without (i) obtaining Lessor's prior written approval, (ii) providing Lessor with thirty (30) days prior written notice of the exact amount, nature, and manner of intended use of such hazardous materials, and (iii) complying with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal and clean-up of hazardous materials, including, but not limited to, the obtaining of all proper permits.

(c)           Lessee shall immediately notify Lessor of any inquiry, test, investigation, or enforcement proceeding by, against or directed at Lessee or the premises concerning a hazardous material.  Lessee acknowledges that Lessor shall have the right, at its election, in its own name or as Lessee's agent, to negotiate, defend, approve, and appeal, at Lessee's expense, any action taken or order issued with regard to a hazardous material by any applicable governmental authority.

(d)           If Lessee's storage, use or disposal of any hazardous material in, on or adjacent to the premises results in any contamination of the premises, the soil, surface water, groundwater, air, or sea, above, under or around the premises (i) requiring remediation under federal, state or local statutes, ordinances, regulations or policies, or (ii) at levels which are unacceptable to Lessor, in Lessor's sole and absolute discretion, Lessee agrees to clean-up the contamination immediately, at Lessee's sole cost and expense.  Lessee further agrees to indemnify, defend and hold Lessor harmless from and against any claims, suits, causes of action, costs, damages, loss and fees, including attorneys' fees and costs, arising out of or in connection with (i) any clean-up work, inquiry or enforcement proceeding relating to hazardous materials heretofore, currently or hereafter used, stored or disposed of by Lessee or its agents, employees, contractors or invitees on or about the premises, and (ii) the use, storage, disposal or release by Lessee or its agents, employees, contractors or invitees of any hazardous materials on or about the premises.

(e)           Notwithstanding any other right of entry granted to Lessor under this lease, Lessor shall have the right to enter the premises or to have consultants enter the premises throughout the term of this lease at reasonable times for the purpose of determining: (1) whether the premises are in conformity with federal, state and local statutes, regulations, ordinances and policies, including those pertaining to the environmental condition of the premises; (2) whether Lessee has complied with this Section 5.7; and (3) the corrective measures, if any, required of Lessee to ensure the safe use, storage and disposal of hazardous materials.  Lessee agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the premises with machinery for the purpose of obtaining laboratory samples. Lessor shall not be limited in the number of such inspections during the term of this lease.  If, during such inspections, it is found that Lessee's use of hazardous materials constitutes a violation of this lease, Lessee shall reimburse Lessor for the cost of such inspections within ten (10) days of receipt of a written statement therefor.  If such consultants determine that the premises are contaminated with hazardous material or in violation of any applicable environmental law, Lessee shall, in a timely manner, at its expense, remove such hazardous materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Lessor and any applicable governmental agencies.  If Lessee fails to do so, Lessor, at its sole discretion, may, in addition to all other remedies available to Lessor under this lease and at law and in equity, cause the violation and/or contamination to be remedied at Lessee's sole cost and expense.  The right granted to Lessor herein to inspect the premises shall not create a duty on Lessor's part to inspect the premises, or liability of Lessor for Lessee's use, storage or disposal of hazardous materials, it being understood that Lessee shall be solely responsible for all liability in connection therewith.

(f)           Lessee shall surrender the premises to Lessor upon the expiration or earlier termination of this lease free of hazardous materials and in a condition which complies with all governmental statutes, ordinances, regulations and policies, recommendations of consultants hired by Lessor, and such other reasonable requirements as may be imposed by Lessor.

(g)           Lessee will indemnify the Lessor against and hold the Lessor harmless from all reasonable expenses (including reasonable fees of legal counsel), losses, damages (including foreseeable or unforeseeable consequential damages) and liabilities incurred by the Lessor which may arise out of or may be directly or indirectly attributable to (i) Lessee's or Lessee's agents, employees, contractors or invitees use, generation, manufacture, treatment, handling, refining, production, processing, storage, release, discharge or disposal of any Hazardous Material on, within, under or about the premises, and (ii) the Lessor's investigation and handling (including the defense) of any Hazardous Materials Claims in connection with the matters described in clause (i), whether or not any lawsuit or other formal legal proceeding shall have been commenced in respect of such claims.

(h)           Lessee's obligations under this Section 5.7 and all indemnification obligations of lessee under this lease shall survive the expiration, termination, assignment or cancellation of this lease.

(i)           Lessor makes no representation, covenant or warranty to Lessee, its successors and assigns, regarding whether or not the premises are in full or partial compliance with any federal, state or local environmental statutes, regulations and ordinances or any other environmental requirements in any way relating to or affecting the premises or storage of hazardous materials.

5.8           Rules and Regulations.  Lessor shall have the right to promulgate rules and regulations to police, regulate traffic in and control parking and common area use (including controlled access and employee parking), restrict tenant advertising and displays within the Property and otherwise regulate and control the Property, and amend the same from time to time, with respect to the use and operation of the Property which shall be binding upon Lessee on notice to Lessee.  In enforcing the rules and regulations, Lessor shall have all remedies provided in this lease for a breach of a term of this lease, and all other legal and equitable remedies.  Lessor shall not be liable to Lessee or any other person for any nonobservance or nonperformance of these rules and regulations nor shall Lessor be liable to Lessee or any other person on account of Lessor's enforcement or nonenforcement of the rules and regulations.  Lessor shall also have the right to enact and enforce reasonable monetary fines and penalties for any violation of the rules and regulations promulgated by Lessor and Lessee shall be liable to Lessor for such fines and penalties incurred by Lessee or Lessee's employees, contractors or suppliers as additional rent under this lease.

ARTICLE VI
ALTERATIONS

6.1           Construction/Alteration.  Lessee shall not make any additions or alterations to the premises, or install or cause to be installed any exterior lighting, exterior shades or awnings, colored or tinted glass, window tinting, exterior antennas, radio or satellite dishes or receivers, or make any changes to the exterior of the premises or any part of the common areas without first obtaining the written approval of the Lessor therefor.  The Lessee shall present plans and specifications for such work at the time approval is sought and any construction which is performed by Lessee in the premises or on the Property shall be performed only in accordance with the plans and specifications previously approved by Lessor and using a contractor licensed in the State of Hawaii.  All improvements, fixtures and equipment installed by Lessee in the premises and any common areas shall be new or completely reconditioned and acceptable in all respects to Lessor for use in the premises and the common areas.  The Lessee shall pay all costs of construction done by or for it on the premises and will keep the premises, building other improvements and land of which the premises are a part free and clear of all liens of mechanics and materialmen.  Notwithstanding the fact that any such alterations and improvements may become an integral part of the premises and/or the Property, such alterations and improvements shall not be deemed a rent substitute or any other payment to or for the benefit of Lessor.  Lessor expressly reserves the exclusive right to the use of the roof and the exterior walls of the premises and the building in which the premises are located.

6.2           Bond Against Liens.  Prior to commencing any construction or alterations to the premises having a construction cost in excess of $5,000.00, the Lessee shall furnish evidence satisfactory to the Lessor that the Lessee is financially able to pay the contractor and, if required by Lessor, Lessee shall furnish a bond in an amount, in a form and with a surety acceptable to the Lessor, naming the Lessor and the Lessee as obligees and insuring completion of the proposed work free and clear of all liens.

6.3           Removal and Restoration by Lessee.  Any alterations made shall remain on and be surrendered with the premises on expiration or termination of this lease, except that the Lessee, if not in default, may remove any trade fixtures installed on the premises and shall repair any damage caused by removal.

6.4           Improvements Required by Law.  During the term, the Lessee will pay all costs and expenses of making, building, maintaining and repairing any and all improvements which may be required by law to be made, built, maintained and repaired upon or adjoining or in connection with or for the use of the premises, including, without limitation, all requirements, policies and/or procedures of "The Americans with Disabilities Act of 1990," 42 U.S.C. Section 12101 et. seq., and/or any rules and/or regulations promulgated with respect thereto.

6.5           Signs.  Without the prior written consent of Lessor, Lessee shall not place or permit to be placed (i) any sign, advertising material or lettering upon the exterior of the premises or (ii) any sign advertising material or lettering upon the exterior or interior surface of any door or window within the premises, or at any point inside the premises, such that the same may be visible from outside the premises.  Upon request of Lessor, Lessee will immediately remove any sign, advertising material or lettering that Lessee has placed or permitted to be placed in violation of this Section 6.5 and if Lessee fails so to do, Lessor may enter the premises and remove such sign, advertising material or lettering at Lessee's expense.  Subject to Lessor's and approval, Lessee shall have the right to erect signs of a size and type allowed by County Code.  Lessee's signs shall be installed at Lessee's own risk and expense and Lessee agrees to maintain said signs in good state of repair and to save Lessor harmless from any loss, cost or damage which may have been caused by the erection, existence, maintenance and removal of such signs.  Upon the expiration or earlier termination of this lease, Lessee shall remove all of Lessee's signs at Lessee's own expense and repair all damage resulting from the placement or removal of signs.  Lessor shall have sole authority and discretion with regard to any off-premises or centralized signs or directories within the Property.  Lessee shall not install any paintings, murals, sculptures, mosaics or other works of visual art in the premises that cannot be removed without destroying, damaging or modifying such art without Lessor's prior written approval and consent, which may be withheld for any reason including, without limitation, Lessee's failure to provide Lessor with written waivers under 17 U.S.C. 113(d) by the creators of such art of their rights thereto.

ARTICLE VII
MAINTENANCE

7.1           Repair and Maintenance by Lessee.  The Lessee shall at its cost at all times maintain the interior of the premises in good condition including, without limitation, all personal property of the Lessee, signs, windows, lighting and plumbing fixtures, interior painting, and floor covering, excepting reasonable wear and tear and destruction by unavoidable casualty not required to be insured against.  Air conditioning service to the premises shall be as provided in Paragraphs 1 and 2 of the Special Conditions Addendum.

7.2           Lessee's Failure to Maintain.  Lessee will permit Lessor and its agents to enter the premises and examine the state of repair and condition at all reasonable times during the term and will correct and repair at its expense those defects required by this lease to be repaired by the Lessee.  If the Lessee does not maintain and repair the premises as soon as reasonably possible after written demand, the Lessor may make such repairs without liability to the Lessee for any loss or damage to the Lessee's merchandise, fixtures or other property or to the Lessee's business.  If the Lessor is required to make repairs, the Lessor may add the cost of such repairs to the next rental due, including annual interest at one percent per month on the cost from date of completion of repairs, and the Lessee shall pay the same as additional rental.

7.3           Repair and Maintenance by Lessor.  Lessor shall keep all structural portions of the premises and Property in good condition and repair during the term of this lease.  In this connection, structural portions of the premises shall mean the foundation, columns, girders, supports, load-bearing walls, roof and all other parts of the Property and the building enclosing the premises not within the premises.  Notwithstanding anything to the contrary herein, Lessor shall not be required to make any repairs occasioned by the act or negligence of Lessee, its agents, employees, subtenants, licensees and concessionaires.  Lessee waives the provisions of any law permitting Lessee to make such repairs at Lessor's expense.  If Lessor is required to make alterations, improvements, additions, modifications and/or repairs to structural or nonstructural portions of the Property or the premises by reason of Lessee's negligent acts or omissions to act, or Lessee's failure to comply with or perform any covenant, condition, term or agreement contained in this lease, including Lessee's obligation to comply with the requirements and standards of "The Americans with Disabilities Act of 1990," Lessor may add the cost of such alterations, improvements, additions, modifications and/or repairs to the rent which shall thereafter become due, and Lessee shall pay the same as additional rental.  The phrase "structural portions of the Property, as above used, shall not be so construed as to require Lessor to make repairs to the interior surfaces thereof unless the damage to such interior surface resulted from Lessor's acts or omissions or defects otherwise required to be kept in repair by Lessor.

ARTICLE VIII
DISCLAIMER OF LIABILITY AND INDEMNITY

                                8.1           Disclaimer of Liability.  Lessee assumes all risk of personal injury, death or property damage occurring on the premises.  The Lessee waives all claims against the Lessor for damages to persons or property arising for any reason except that the Lessor shall be liable to the Lessee for damage to the Lessee resulting from the gross negligence or willful acts of the Lessor.  The Lessee will hold all goods, material, fixtures, equipment, machinery and other tangible property on the premises at its risk and hold the Lessor harmless from any loss or damage to the Lessee's property from any cause.  Lessor shall not be liable to Lessee for any damage or loss, including loss or interruption to Lessee's business or services, occasioned by any service provided by Lessor under this Lease or electricity, plumbing, gas, water, air conditioning, sprinkler or other pipes and sewage systems, or the loss, interruption or stoppage thereof, or by the bursting, leaking, overflowing or running over of any tank, washstand, closet, waste or other pipes in or about the premises or the property, nor for any damage occasioned by water coming into the premises from any source whatsoever, or for any damage or injury arising from any acts or neglect of the other lessees of, or any other persons on, the Property or of any adjacent property, or of the public, unless such damage or loss shall result from a wanton and willful act or gross negligence of Lessor.  All property of Lessee kept or stored on the premises or in any common area shall be kept or stored at the risk of Lessee only, and Lessee shall hold Lessor harmless from any claims arising out of damage to the same, including subrogation claims by Lessee's insurance carriers unless such damage shall be caused by the wanton and willful act or gross negligence of Lessor.  In no event shall Lessor be liable to Lessee, its principals, agents or employees for lost profits or any other consequential damages suffered by Lessee, its principals, agents or employees from any cause, unless such losses or damages shall result from a wanton and willful act or gross negligence of Lessor.

8.2           Indemnity.  The Lessee will indemnify the Lessor from and against all loss, costs, expenses and liability for injury or death to persons or damage to property occurring in, on or about the premises, whether the claims are made by officers, partners, employees or agents of either party and whether arising out of any accident, fire, nuisance or failure to maintain, unless such damage was caused by the wanton and willful act or gross negligence of the Lessor.  The Lessor shall hold harmless the Lessee from all claims and demands for injury or death to persons or damage to property arising out of the gross negligence or willful acts or omissions of the Lessor.  Each party shall also hold the other party harmless from all costs and expenses, including attorney's fees, arising in connection with such claims.  The provisions of this Section 8.2 shall survive the expiration, termination, assignment or cancellation of this lease.

ARTICLE IX
INSURANCE

9.1           Public Liability and Property Damage Insurance.

(a)           Lessee shall take out and keep in force during the term of this lease, at Lessee's expense, commercial general liability (i.e., casualty) insurance on an "occurrence" not "claims made" basis, with coverage in the minimum amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) for property damage and in the amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) per occurrence with a TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) annual aggregate limit for personal injury or death to one or more persons or a single limit policy of not less than TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) naming Lessor and Lessor's agent, if any, as additional insureds.  If Lessee's use of the premises shall include the sale or service of alcoholic beverages, Lessee's liability insurance shall include a liquor liability endorsement naming the Master Lessor under the Master Lease, Lessor and Lessor's agent, if any, as additional insureds.

(b)           Lessor shall take out and keep in force during the term of this lease, as a Property maintenance and operating expense,  (i) a "Special Form" policy against loss or damage of the Property by fire with extended coverage, inflation guard, vandalism and malicious mischief endorsements and demolition clause, if applicable, to the extent of the full replacement cost without deduction for depreciation (to the extent coverage is available at a commercially reasonable cost, Lessor will provide insurance coverage for loss or damage by earthquake, hurricane, flood and tsunami), and (ii) commercial general liability insurance covering the Property with a general aggregate limit of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00).

9.2           Insurance Of Premises and Improvements.  The Lessee will at its expense during the entire term cause the improvements now or hereafter located within the premises to be insured under a "Special Form" policy against loss or damage by fire with extended coverage, inflation guard, vandalism and malicious mischief endorsements and demolition clause, if applicable, to the extent of the full replacement cost without deduction for depreciation.  To the extent coverage is available at a commercially reasonable cost, the Lessee will provided insurance coverage for loss or damage by earthquake, hurricane, flood and tsunami.  The insurance policy or policies shall be issued in the name of the Master Lessor, the Lessor, the Lessee and their mortgagees and made payable to the Lessor and the Lessee as their interests may appear for use and disposition as herein provided.  Any dispute regarding the coverage required under this Section 9.2 shall be resolved by arbitration pursuant to Article XVIII below by a single arbitrator mutually agreed to by the parties or, in the absence of such agreement, by an arbitrator who is an impartial commercial insurance broker or general agent with at least ten (10) years of experience in providing insurance coverage for commercial and industrial properties in the State of Hawaii.

9.3           Insurance on Contents.  During the entire term the Lessee shall, at its sole cost and expense, maintain or cause to be maintained on all of its fixtures, furnishings and equipment which may be from time to time located on the premises and on all fixtures, furnishings and equipment of others which are in Lessee's possession and which are located on the premises under a "Business Personal Property of Insured" policy or policies with extended coverage endorsement or its equivalent to the extent of their full replacement cost.  The proceeds shall be payable to Lessor, but if this lease is and remains in effect, such proceeds shall be used for the repair or replacement of the furniture, fixtures, equipment and other personal property of the Lessee.

9.4           Requirements of Policies.  All policies of insurance required in this lease:

(a)           Shall be effected by valid and enforceable policies issued by responsible insurance companies authorized to do business in the State of Hawaii with a financial rating of "A" (Excellent) or better, and with a policyholder's rating of Class VI or better as rated in the most recent edition of Best's Insurance Reports.

(b)           Shall contain an agreement by the insurer that the policy constitutes primary insurance, without contribution.

(c)           Shall provide that the policies shall not be canceled or materially altered without at least thirty days' prior written notice to the Lessor.

(d)           Shall, unless impracticable to obtain and waived in writing by the Lessor:

(i)           Provide that the liability of the insurer shall not be affected by, and that the insurer shall not claim any right of setoff, counterclaim, apportionment, proration or contribution by reason of, any other insurance obtained by the Lessor;

(ii)           Contain no provision relieving the insurer from liability for loss occurring while the hazard to any buildings is increased, whether or not within the knowledge or control of the Lessor or the Lessee or because of any breach of warranty or condition or any other act or neglect by the Lessor or the Lessee or any tenant or any other persons under either of them;

(e)           Contain a standard mortgagee clause.

The insurance required by this lease may be effected by a policy or policies of blanket insurance which may cover other properties or locations not constituting a part of the premises or located thereon, provided that (i) evidence of the underlying policy satisfactory to the Lessor shall be deposited with the Lessor and (ii) upon written request of the Lessor, such blanket policy shall irrevocably allocate to the premises (both realty and personalty severally) as the first payable loss under such policy the specific amount of coverage required to be carried by the Lessee under this lease.

9.5           Payment of Premiums and Delivery Of Policies.  The Lessee shall pay all premiums and all fees and expenses for the insurance required herein when due and will deliver true and correct copies of all policies or certificates of insurance together with evidence of payment of the premiums, to the Lessor within ten days after the commencement of the term and thereafter deliver replacement policies or renewals not less than twenty days prior to the expiration dates of expiring policies.  If the Lessee defaults in insuring the premises or in delivering the policies (or certificates), the Lessor, at its option but without being so obligated, may effect such insurance from year to year and pay the premiums, and the Lessee will reimburse the Lessor on demand for any premiums so paid with interest from the time of payment at the rate of one percent per month.  The Lessor shall not be responsible for such insurance or for the collection of any insurance proceeds or for the insolvency of any insurer or insurance underwriter.

9.6           Determination of Replacement Value And Additional Coverage.  The "full replacement value" of the building and other improvements to be insured hereunder shall be determined by the company issuing the insurance policy at the time the policy is initially obtained.  Not more frequently than once every three years either party shall have the right to notify the other party that it elects to have the replacement value redetermined by an insurance company.  The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company.  The insurance policy shall be adjusted according to the redetermination.

9.7           Review of Coverage.  The adequacy of the coverage afforded by the insurance shall be subject to review such that if that a prudent businessman in Hawaii operating a business similar to that operated by the Lessee on the premises would increase the limits of liability or hazard insurance coverage or would insure the property against additional perils when such insurance is available in Hawaii, the Lessee shall forthwith increase such coverage and/or provide insurance against such additional perils.

9.8           Waiver of Recovery.  Lessor shall not be liable to Lessee nor to any insurance company (by way of subrogation or otherwise) insuring the Lessee for any loss or damage to any building, structure or tangible personal property, or any resulting losses under worker's compensation laws and benefits, even though such loss or damage may have been caused by the negligence of Lessor or Lessor's authorized representatives if any such loss or damage is covered by insurance benefitting Lessor or if Lessee was required to obtain insurance by this lease to cover such loss or damage.  Lessee shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against Lessor in connection with any damage covered by any policy.

ARTICLE X
DAMAGE OR DESTRUCTION

10.1          Lessor's Election.  Except as may otherwise be required by any mortgage on the Property, if the premises or any portion of the Property should be damaged or destroyed during the term hereof by any uninsured casualty or should the Property be damaged to an extent of twenty-five percent (25%) or more of the then tax assessed value thereof, then the Lessor may either  terminate this lease or elect to repair or restore said damage or destruction, in which latter event Lessor shall repair and/or rebuild the same as provided for below and the monthly base rent shall be abated proportionately as provided herein.  Lessor shall advise Lessee in writing whether it intends to rebuild or repair within ninety (90) days after the casualty.  If Lessor elects not to repair or rebuild, this Lease shall terminate without further notice, in which event all further obligations of either party shall cease, effective as of the date Lessee shall cease business in the premises.  If such damage or destruction occurs and this lease is not so terminated by Lessor, this lease shall remain in full force and effect, and the parties waive the provisions of any law to the contrary.  The Lessor's obligation under this Section 10.1 shall in no event exceed the scope of the work done by the Lessor in the original construction of the Property and the premises.  Lessee agrees during any period of reconstruction or repair of the premises and/or of the Property to continue the operation of its business in the premises to the extent reasonably practicable from the standpoint of good business practice. Except in those cases where damage or destruction to the Premises shall have been caused by the fault of the Lessee, the base rent shall be abated proportionately during any period during which, by reason of any damage or destruction, there is a substantial interference with the operation of the business of Lessee in the premises, and such abatement shall continue for the period commencing with such destruction or damage and ending with the completion by the Lessor of such work of repair and/or reconstruction as Lessor has elected to do.  Nothing in this Section 10.1 shall be construed to abate or diminish additional rent or abate base rent where interference with the operation of the Lessee's business shall have been a result of the Lessee's acts, omissions or other fault.

10.2          Lessee's Obligation.  Lessee shall, in the event of any damage or destruction affecting the premises, unless this Lease shall be terminated as provided above, promptly replace or fully repair all furniture, improvements, trade fixtures, equipment, and other fixtures originally installed by Lessee.  Lessor shall have no interest in the proceeds of any insurance carried by Lessee on Lessee's interest in this lease, and Lessee shall have no interest in the proceeds of and insurance carried by Lessor.

ARTICLE XI
CONDEMNATION

11.1          Definitions.

(a)           "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (ii) a voluntary sale or transfer by the Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

(b)           "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

(c)           "Award" means all compensation, damages, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

(d)           "Condemnor" means any public or quasi-public authority or private corporation or individual having power of condemnation.

11.2          Total Taking.  If the premises are totally taken by condemnation, this lease shall terminate on the date of taking.

11.3          Partial Taking of Premises.  If any portion of the premises is taken by condemnation, this lease shall remain in effect, except that the Lessee may elect to terminate this lease if the remaining portion of the premises or access thereto is rendered unsuitable for the Lessee's continued use of the premises.  The Lessee must exercise this right to terminate pursuant to this by giving notice to the Lessor within fifteen days after the nature and the extent of the taking have been finally determined.  If the Lessee does not terminate this lease within the fifteen-day period, this lease shall continue in full force and effect.

11.4          Effect on Rent.  If a portion of the premises or any access thereto is taken by condemnation and this lease remains in effect, the rent shall not be reduced and all other obligations of Lessee under this lease shall remain in full force and effect.

11.5          Restoration of Premises.  If after a partial taking of the premises this lease remains in effect, the Lessee at its cost shall accomplish all necessary restoration.

11.6          Award - Distribution.  Except as hereinafter provided, the award received for a total or partial condemnation shall belong to and be paid to Lessor.  Lessee may recover from the condemning authority such award as may be separately recovered by Lessee in its own right for its leasehold interest, and for merchandise, furniture, fixtures, equipment and other personal property of Lessee or business interruption.

ARTICLE XII
TRANSFERS

12.1          Prohibition Against Voluntary Assignment, Subletting, and Encumbering.  The Lessee shall not voluntarily assign or encumber its interest in this lease or in the premises, or sublease all or any part of the premises, or allow any other person or entity (except authorized representatives) to occupy or use all or any part of the premises without the prior written consent of the Lessor, which consent the Lessor shall not unreasonably withhold.  Lessor shall in all cases have the right to determine that any proposed assignee or sublessee shall be of sound financial condition and shall use the premises only for suitable purposes.  A consent by Lessor to one assignment, mortgage, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, mortgage, subletting, occupation or use by another person.  Any such assignment or subletting without Lessor's consent shall be void, and shall, at the option of Lessor, terminate this lease.  The Lessor shall not have the right to impose any charge or fee on the Lessee with respect to any consent requested under this Section except a reasonable administrative fee of not more the $500.00 for actual attorney's fees incurred by Lessor with respect to such request.

12.2          Change of Ownership.  If the Lessee is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of the partner or partners owning fifty percent or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment.

If the Lessee is a corporation, any dissolution, merger, consolidation, or other reorganization of the Lessee, or the transfer of a controlling percentage of the stock, or the sale of fifty percent of the value of the assets of the Lessee, shall be deemed a voluntary assignment.

If Lessee is a limited liability company, any sale or transfer of any management interest or more than fifty percent of the ownership interest shall be deemed a voluntary assignment.

12.3          Involuntary Assignment.  No interest of the Lessee in this lease shall be assignable by operation of law (including, without limitation, the transfer of this lease by testacy or intestacy).  Each of the following acts shall be considered an involuntary assignment:

(a)           If the Lessee is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which the Lessee is the bankrupt; or, if the Lessee is a partnership or consists or more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent or makes an assignment for the benefit of creditors;

(b)           If a writ of attachment or execution is levied on this lease;

(c)           If, in any proceeding or action to which the Lessee is a party, a receiver is appointed with authority to take possession of the premises.

12.4          Effect of Involuntary Assignment.  An involuntary assignment shall constitute a default by the Lessee and the Lessor shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of the Lessee.

12.5           Absolute Assignment of Sublease Rents.  Lessee hereby absolutely assigns and transfers to Lessor all rents and other sums due and payable to Lessee under all subleases of the Premises or any portion thereof; provided that, until the occurrence of any default as described in Section 13.1 below, Lessee may receive and hold such rents.  Upon the occurrence of such default, Lessor shall have the immediate right, with or without terminating this Lease, to receive and collect all rents and profits due or accrued or to become due under said subleases, and said rents and profits are hereby assigned to Lessor, and Lessor is hereby irrevocably appointed the attorney-in-fact of Lessee with power in the name of Lessee or Lessor, to demand, sue for, collect, recover and receive all such rents and profits, to compromise and settle claims of rents or profits upon such terms and conditions as may seem proper, and to enter into, renew or terminate leases or tenancies, and to apply any rents and profits collected to the payment of all amounts due to Lessor under this

 Lease, and any such application shall in all respects be binding upon Lessee for all purposes.  Each and every sublease of the Premises or any portion thereof shall expressly provide that the sublessee shall, upon receipt of written notice from Lessor of Lessee's default under this Lease, tender and pay to Lessor all rents and other sums then due and owing to the sublessor under such sublease and shall continue to pay such sums to Lessor as and when due as if Lessor were the sublessor under the sublease, and Lessee hereby acknowledges and agrees that a sublessee's payment of any amounts under this Section 12.5 shall discharge such sublessee's payment obligations under the sublease to the same amount, and any contractual provisions to the contrary shall be null and void as between such sublessee and Lessee.  Notwithstanding the foregoing, Lessor and Lessee acknowledge and agree that any amounts collected by Lessor under this Section 12.5 in excess of amounts owed by Lessee under this Lease at the time of such collection shall be held by Lessor in trust for the benefit of Lessee and Lessor shall pay over such excess amounts to Lessee upon satisfaction of all of Lessee's then outstanding debts and obligations to Lessor under this Lease.

12.6          Continuing Liability of Lessee.   No assignment, mortgage or subletting of Lessee's interest permitted under this Section 21, or consented to by Lessor, shall in any way release Lessee of any liability, obligation or responsibility under the terms of this lease.

12.7          Restriction on Mortgages.  The Lessee shall not mortgage this lease or its leasehold estate without the prior written consent of the Lessor, which consent the Lessor may arbitrarily or for no reason withhold.

12.8          Assignment by Lessor.  If Lessor transfers or assigns its interest in this lease or in the Property to any person, Lessor shall thereby be released from any further obligations arising from and after the date of the assignment hereunder, and Lessee agrees to look solely to such successor-in-interest of Lessor for performance of such obligations.  If any security given by Lessee to secure the performance of Lessee's obligations hereunder is assigned or transferred by Lessor to any such successor-in-interest, then Lessor shall thereby be discharged of any further obligation relating thereto.  For the purposes of this Section, any holder of a mortgage that affects the premises or the Property at any time will be a successor-in-interest to Lessor as to the premises and the Property when it succeeds to the interest of the Lessor or any successor-in-interest, whether by voluntary sale, assignment or transfer or by way of foreclosure, deed in lieu of foreclosure or dispossession of Lessor.  Lessee agrees to attorn to the assignee, transferee, or purchaser of Lessor's interest from and after the date of notice to Lessee of any such assignment, transfer or sale, in the same manner and with the same force and effect as though this lease were made, in the first instance, by and between Lessee and such assignee, transferee or purchaser.  If any proceedings are instituted for foreclosure, or in the event of the exercise of the power of sale under any mortgage made by Lessor covering the premises or the Property, Lessee shall, upon such mortgagee's request, attorn to the transferee or successor-in-interest upon any such foreclosure, deed in lieu of foreclosure, sale or termination and recognize such transferee or successor-in-interest as the Lessor under this lease.

ARTICLE XIII
DEFAULT

13.1          Lessee's Default.  The occurrence of any of the following shall constitute a default by the Lessee:

(a)           Lessee's default in the due and punctual payment of rent and such default continues for five (5) days after written notice from Lessor to Lessee; provided, however, that Lessee will not be entitled to more than two (2) such written notices of default in the payment of rent during any twelve (12) consecutive month period and after such written notices, if any rent is not paid when due, Lessee will be in default without further notice to pay rent when due.

(b)           Abandonment of the premises (failure to occupy and operate the premises of fifteen consecutive days shall be deemed an abandonment).

(c)           Failure to perform any other provision of this lease if the failure to perform is not cured within thirty days after notice has been given to the Lessee.  If the default cannot reasonably be cured within thirty days, the Lessee shall not be in default of this lease if the Lessee commences to cure the default within the thirty-day period and diligently and in good faith continues to cure the default.

13.2          Lessor's Remedies.  The Lessor shall have the following remedies if the Lessee commits a default.  These remedies are not exclusive; they are cumulative and in addition to any remedies allowed by law or in equity.

(a)           Lessee's Right to Possession Not Terminated.  The Lessor may continue this lease in full force and effect as long as the Lessor does not terminate the Lessee's right to possession, and the Lessor shall have the right to collect rent when due.  During the period the Lessee is in default, Lessor may enter the premises and relet them, in whole or any part, to third persons for the Lessee's account.  The Lessee shall be liable immediately to the Lessor for all costs the Lessor incurs in reletting the premises, including, without limitation, brokers' commission, expenses of remodeling the premises required by the reletting, and like costs.  Reletting may be for a period shorter or longer than the remaining term of this lease.  The Lessee shall pay to the Lessor the rent due under this lease on the dates the rent is due, less the rent the Lessor receives from any reletting.  No act by the Lessor allowed by this shall terminate this lease unless the Lessor so notifies the Lessee.

If the Lessor elects to relet the premises as provided in this Section, rent that the Lessor receives from reletting shall be applied to the payment of:  (i) first, any indebtedness from the Lessee to the Lessor other than rent due from the Lessee; (ii) second, all costs, including for maintenance, incurred by the Lessor in reletting; and (iii) third, rent due and unpaid under this lease.  After deducting the payments referred to in this Section, any sum remaining from the rent the Lessor receives from reletting shall be held by the Lessor and applied in payment of future rent as rent becomes due under this lease.  In no event shall the Lessee be entitled to any excess rent received by the Lessor.  If, on the date rent it due under this lease, the rent received from the reletting is less than the rent due on that date, the Lessee shall pay to the Lessor, in addition to the remaining rent due, all costs, without limitation, the Lessor incurred in reletting that remain after applying the rent received from the reletting as provided in this Section.

(b)           Lessee's Right to Possession is Terminated.  The Lessor may terminate the Lessee's right to possession of the premises at any time.  No act by the Lessor other than giving notice to the Lessee shall terminate this lease.  Acts of maintenance, efforts to relet the premises, or the appointment of a receiver on the Lessor's initiative to protect the Lessor's interest under this lease shall not constitute a termination of Lessee's right to possession.  On termination, the Lessor has the right to recover from the Lessee, in addition to any other remedies Lessor may have, any and all damages and losses Lessor may incur by reason of Lessee's default, including the cost of recovering the premises, attorney's fees, and the worth at the time of such termination of the excess, if any, of the amount of rent and additional rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor.

13.3          Appointment of Receiver.  If the Lessee is in default of this lease, the Lessor shall have the right to have a receiver appointed to collect rent and conduct the Lessee's business.  Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Lessor to terminate this lease.

13.4          Lessor's Right To Cure Lessee's Default; Interest.  The Lessor, at any time after the Lessee commits a default, can cure the default at the Lessee's cost.  If the Lessor at any time, by reason of the Lessee's default or pursuant to this lease, pays any sum or does any act that requires the payment of any sum, the sum paid by the Lessor shall be due immediately from the Lessee to the Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the rate of one and one-half percent (1-1/2%) per month.  The sum, together with interest, shall be additional rent.

13.5          Late Fee and Interest on Past Due Accounts.  Lessee hereby acknowledges that late payment by the Lessee of rent and other sums due under this lease will cause the Lessor to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on the Lessor by the terms of any mortgage covering the premises.  Therefore, in the event the rent hereunder shall not be received by the first (1st) of the month, a late fee computed at the rate of five percent (5%) of the rent and other sums not paid shall be automatically charged until payment is received.  Any amounts owing by Lessee to Lessor under the terms of this lease shall carry interest from the date the same become due until paid at the rate of one and one-half percent (1-1/2%) per month.  Said interest shall be considered as a part of the rent payable under this lease.

13.6          Expenses of Lessor.  The Lessee will pay to the Lessor on demand all costs and expenses, including reasonable attorney's fees, incurred by the Lessor in enforcing any covenants or conditions  contained in this lease, in remedying any breach by the Lessee, in collecting any delinquent rent, taxes or other charges hereunder payable by the Lessee, in recovering possession or in connection with any litigation (other than condemnation proceedings) commenced by or against the Lessee to which the Lessor shall without fault on its part to be made a party.

ARTICLE XIV
LESSOR'S ENTRY ON PREMISES

14.1          Right of Entry.  The Lessor and its authorized representatives shall have the right to enter the premises at all reasonable times upon  providing the Lessee with twenty-four hours prior notice for any purpose, including, without limiting the generality of the foregoing, (a) to determine whether the premises are in good condition and whether the Lessee is complying with its obligations under this lease; (b) to do any maintenance and to make any restoration that the Lessor has the right or obligation to perform; (c) to serve, post, or keep posted any notices required or allowed under the provisions of this lease; (d) to post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last twelve months of the term, or during any period while Lessee is in default; (e) to show the premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, at any time during the term; (f) to shore the foundations, footages and walls within the premises; and (g) to erect scaffolding in and protective barricades around and about the premises, but not so as to prevent entry to the premises, and to do any other act or thing necessary for the safety or preservation of the premises or the buildings and other improvements on the Property if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street; the Lessor's right under this clause (g) extends to the owner of the adjacent property on which excavation or construction is to take place and the adjacent property owner's authorized representatives.

The Lessor or its authorized representatives may enter at any time and without notice to the Lessee in circumstances when persons or property may be in imminent danger, provided, however, that notice of entry shall be given as soon as reasonably possible thereafter.

14.2          No Liability for Entry.  The Lessor shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of the Lessor's entry on the premises as provided in this Article, except damage resulting from the willful or grossly negligent acts or omissions of the Lessor or its authorized representatives.  The Lessee shall not be entitled to an abatement or reduction of rent if the Lessor exercises any rights reserved in this Article in a manner that does not materially interrupt the normal operation of the Lessee's business.  The Lessor shall, to the extent reasonably possible, conduct its activities on the premises as allowed in this Article in a manner that will cause the least possible inconvenience, annoyance or disturbance to the Lessee.

ARTICLE XV
WAIVER

15.1          Waiver.  No delay or omission in the exercise of any right or remedy of the Lessor on any default by the Lessee shall impair such a right or remedy or be construed as a waiver.  The receipt and acceptance by the Lessor of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved.  No act or conduct of the Lessor, including, without limitation, the acceptance of the keys to the premises, shall constitute an acceptance of the surrender of the premises by the Lessee before the expiration of the term.  Only a notice from the Lessor to the Lessee shall constitute acceptance of the surrender of the premises and accomplish a termination of the lease.  The Lessor's consent to or approval of any act by the Lessee requiring the Lessor's consent or approval shall not be deemed to waive or render unnecessary the Lessor's consent to or approval of any subsequent act by the Lessee.  Any waiver by the Lessor of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this lease.

ARTICLE XVI
SURRENDER OF PREMISES; HOLDING OVER

16.1          Surrender of Premises.  At the expiration of the term of this lease, the Lessee shall surrender the premises in the same condition of cleanliness, repair and sightliness as the premises were in upon the commencement date of this lease.  Lessee shall surrender all keys for the premises to Lessor at the place then fixed for the payment of rent and shall inform Lessor about all combinations on locks, safes and vaults, if any, in the premises.  On such day, unless the Lessor shall, in its sole discretion, require the removal thereof, all buildings, structures, alterations, additions, improvements, all hard surface bonded or adhesively affixed flooring, and all fixtures on the premises other than Lessee's trade fixtures and operating equipment, shall become the property of Lessor and shall remain upon and be surrendered with the premises as a part thereof, without disturbance, molestation or injury, and without credit to Lessee, its sublessees, concessionaires or licensees.  On or before the last day of the term or the sooner termination hereof, Lessee, if not then in default, shall remove all trade fixtures, operating equipment and other personal property of Lessee.  In addition, if required by the Lessor, Lessee shall remove any or all buildings, structures, alterations, additions, improvements, flooring and other fixtures as Lessor shall require, from the premises and repair any damage occasioned by any such removal.  If Lessor is required to repair any damage caused to the premises by such removal, Lessee shall repay the Lessor for the cost of the same.   Property not so removed shall be deemed abandoned by Lessee.  If the premises are not surrendered at such time, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the premises, including without limitation, any claims made by any succeeding tenant based on such delay and/or Lessor's lost rental income.  Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease.

The Lessor may retain or dispose of in any manner any buildings, structures, alterations, trade fixtures or personal property that the Lessee does not remove from the premises on expiration or termination of this lease by giving at least ten days' notice to the Lessee.  Title to any such alterations, trade fixtures or personal property that the Lessor elects to retain or dispose of on expiration of the ten-day period shall vest in the Lessor.  The Lessee waives all claims against the Lessor for any damage to the Lessee resulting from the Lessor's retention or disposition of any such alterations, trade fixtures or personal property.  The Lessee shall be liable to the Lessor for the Lessor's costs for storing, removing, and disposing of any buildings, structures, alterations, trade fixtures or personal property that Lessee was required, but failed, to remove.

16.2          Liquidated Damages.  If Lessee shall, at the expiration or other termination of this lease, fail to yield possession to Lessor, Lessor shall have the option to require Lessee to pay and Lessee shall pay, as liquidated damages, for each day possession is withheld, an amount equal to double the amount of the daily monthly base rent computed on the basis of a thirty (30)-day month, together with additional rent and any other payments required under this lease.

16.3           Holding Over.  If the Lessee, with Lessor's written consent, remains in possession of the premises after expiration or termination of the term, or after the date in any notice given by the Lessor to the Lessee terminating this lease, such possession shall be deemed to be a month-to-month tenancy terminable on thirty days' written notice given at any time by either party.  All provisions of this lease except those pertaining to term shall apply to the month-to-month tenancy.

ARTICLE XVII
MISCELLANEOUS PROVISIONS

17.1          Master Lease.  This lease is made subject to that certain Lease dated April 22, 2004, made by and between DAVID M. PETERS, THOMAS K. KAULUKUKUI, JR., and PATRICK K.S.L. YIM, Trustees of the Lili'uokalani Trust under an unrecorded Trust Instrument made by Her Late Majesty Queen Lili'uokalani dated December 2, 1909, as amended, as Lessor, and Lessor, as Lessee, a short form of which is recorded as Document No. 2005-031085 in the Bureau of Conveyances of the State of Hawaii, as the same may hereafter be amended from time to time ("Master Lease").  If there is any conflict between the provisions of this lease and the provisions of the Master Lease, then, in every such event, the provisions of the Master Lease shall control, to the exclusion of any inconsistent provisions of this lease.  Lessee covenants and agrees that it will not violate any term, covenant or condition contained in the Master Lease and on the part of Lessor to be observed and performed.

(a)           Lessor's Title.  Lessor covenants that it holds a valid leasehold estate for the Property, has the full right to make this lease, and that with full compliance with all of its obligations hereunder, Lessee shall have quiet and peaceful enjoyment of the Property during the term of this lease.  Lessor further warrants to Lessee that the Master Lease is in full force and effect, that Lessor is not in default thereunder, and that there have been no amendments thereto.  Lessor further covenants that Lessor will not voluntarily terminate the Master Lease and will not enter into any amendment or modification of the Master Lease that may interfere with the rights or expand the obligations of Lessee under this lease without first obtaining Lessee's prior written consent.

(b)           Master Lease Payments.  Lessor hereby covenants that it will comply with all of its obligations as lessee under the Master Lease as and when required thereunder.  Lessor will pay to Master Lessor under the Master Lease, as and when due, all rents and other amounts required to be paid pursuant to the terms of the Master Lease, and that Lessor will not do any act, nor fail to do any act, which would cause the Master Lease to become in default.  Lessor hereby agrees to protect, defend, and hold harmless Lessee from and against any loss, liability, or claim arising out of Lessor's breach of the Master Lease.

(c)           Master Lease Default.  Lessor agrees to immediately forward to Lessee a copy of any notices received by Lessor from Master Lessor.  In the event Lessor fails to make any payments when due under the Master Lease, or is otherwise in default thereunder, Lessee may, but is not obligated to, make such payments on behalf of Lessor, or take such other action as may be necessary, in Lessee's estimation, to cure such default, or to prevent the Master Lease from being terminated.  All amounts so paid by Lessee, and all costs of taking such actions on behalf of Lessor, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Lessor to Lessee, and if not so paid by Lessor, may be applied by Lessee to reduce subsequent rent payments owed to Lessor under this lease.

17.2          Consent of Parties.  Except as otherwise provided herein, whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval and no charge shall be made for consent except for reasonable attorneys fees and out of pocket costs incurred in connection with the review and preparation of the consent.

17.3          Exhibits--Incorporation in Lease.  All exhibits referred to are attached to the lease and incorporated by reference.

17.4          Hawaii Law.  This lease shall be construed and interpreted in accordance with Hawaii law.

17.5          Integrated Agreement; Modification.  This lease contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.  It is expressly understood and agreed that each and all of the provisions of this lease are conditions precedent to be faithfully and fully performed and observed by the Lessee to entitle Lessee to continue in possession of the premises hereunder; that said conditions are also covenants on the part of Lessee; and that time of performance of each is of the essence of this lease.

17.6           Notices.  Any notice or demand which a party may or is required to give to the other party or parties to this lease shall be in writing and given to such party, or delivered by a reputable air courier service, e.g., Federal Express or UPS, which provides written evidence of delivery, addressed to it at its address set forth on the first page of this lease, or facsimile number or to such other address, facsimile number as shall be designated by one party in a written notice to the other party or parties.  Each such notice or demand shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified and the appropriate confirmation is received, (ii) if given by United States certified mail, return receipt requested with first class postage prepaid, addressed as aforesaid, upon receipt or (iii) if given by any other means, when delivered at the address specified above.

17.7          Submission to Condominium Property Regime.  Lessor shall also have the right, without the consent of Lessee to submit all or a part of the Property of which the premises are a portion to a Condominium Property Regime under Chapter 514A of the Hawaii Revised Statutes or any successor statute and to execute and record a Declaration of Condominium Property Regime and any amendments thereto, as deemed appropriate or necessary by Lessor; provided, however, that any such submission to a Condominium Property Regime shall be subject to the Lessee's rights under this lease.  Lessor shall have the right to add, delete, relocate, realign, reserve and grant all easements and rights of way over, under and on the common areas, the Property and the premises as may be necessary or desirable in connection with such submission of the Property; provided, however, that such easements and rights-of-way shall not materially impair the use of the premises by Lessee.  To the extent that the joinder of Lessee shall be required in order to validate any Declaration of Condominium Property Regime or amendment contemplated therein, Lessee hereby agrees to join in and to execute the same, and for purposes of further securing the foregoing covenant, Lessee hereby irrevocably appoints Lessor as its attorney-in-fact, coupled with an interest, for purposes of executing, recording and acknowledging any such Declaration or amendment for and on behalf of Lessee.

17.8          Rent Payable in U.S. Money.  Rent and all other sums payable under this lease must be paid in lawful money of the United States of America.

17.9          Severability.  The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.

17.10        Subordination of Lease.  This lease shall automatically be subordinate to any mortgage, encumbrance or deed of trust heretofore or hereafter placed upon the premises by Lessor, to any and all advances made or to be made thereunder, to the interest on the obligations secured thereby, and  to all renewals, replacements and extensions thereof;  provided, however, that in the event of foreclosure of any such mortgage or deed of trust or exercise of the power of sale thereunder, Lessee shall attorn to the purchaser at such foreclosure or sale, and recognize such purchaser as Lessor under this lease if so requested by such purchaser.  Within ten days after request therefor by Lessor, or, in the event that upon Lessor's sale, assignment or hypothecation of the Lessor's interest in land or improvements which comprise the premises, an estoppel or offset statement shall be required from Lessee, Lessee shall deliver in recordable form a certificate to any purchaser, mortgagee under such mortgage, or to Lessor, certifying (if such be the case) that this lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Lessee, and stating such other facts and conditions as may be reasonably required of Lessee.  In the event Lessor is refinancing the premises, Lessee agrees to deliver a current financial statement to the proposed lender.  If any mortgagee or beneficiary elects to have this lease superior to its mortgage or deed of trust and gives notice of its election to Lessee, then this lease shall thereupon become superior to the lien of such mortgage or deed of trust, whether this lease is dated or recorded before or after the mortgage or deed or trust.  Lessee shall execute promptly after demand, without charge, all forms, documents and instruments required by Lessor to carry out the terms of this Section.

17.11        Singular and Plural; Pronouns.  When required by the context of this lease, the singular shall include the plural.  A pronoun of one gender shall include reference to all genders as the context may require.

17.12        Binding Effect.  Except as otherwise provided herein, this lease and each and every provision hereof shall be binding on and shall, subject to the required consent of Lessor, inure to the benefit of the parties hereto, their respective personal representatives, successors, heirs, and permitted assigns, and to each and every successor-in-interest of any party hereto, whether such successor acquires any such interest by way of gift, purchase, foreclosure, merger, or by any other method.

17.13        Right to Estoppel Certificates.  Each party, within ten days after notice from the other party, shall execute and deliver to the other party, in recordable form, a certificate stating that this lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications.  The certificate also shall state the amount of the base monthly rent, the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent.  Failure to deliver the certificate within the ten days shall be conclusive upon the party failing to  deliver the certificate for the benefit of the party requesting the certificate and any successor to the party requesting the certificate, that this lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

17.14        Attorney's, Architect's, Etc. Fees.   If Lessor and/or its agent shall, without fault, be made a party to any litigation by or against Lessee arising out of Lessee's occupancy of the premises or any act of Lessee concerning the premises or this lease, or if litigation shall be brought for recovery of possession of the premises, for the recovery of rent or any other amount due under the provisions of this lease, or because of the breach of any covenant in this lease to be kept or performed by Lessee, and a breach shall be established, the Lessee shall pay to Lessor and/or its agent all expenses incurred in connection therewith, including attorney's fees.  Lessee shall also pay any and all costs and fees incurred or paid by the Lessor, including attorney's fees and the fees of architects or other professionals employed by Lessor, to review, revise or prepare any document, plan or other writing of any nature presented by or on behalf of the Lessee to Lessor for review or approval in connection with Lessee or any action by Lessee under this lease, including, without limitation, requests for consents to assignments, subleases, mortgages or other similar items, or certificates, approvals, opinions, or other agreements with respect thereto, which such items in the opinion of the Lessor require the employment of an attorney or other professional on behalf of the Lessor.  Any failure of the Lessee to pay such costs or fees upon demand of the Lessor shall be deemed a default under this lease and the Lessor shall be entitled to exercise its rights on account of such default as provided above.  Lessor shall not be obligated to consider, review, execute or deliver any consent, approval, certificate or other item until the costs and fees herein required to be paid by the Lessee have been paid.

17.15        Additional Improvements Upon Property.  Lessor reserves the right, at any time, to make alterations or additions to, and to build additional stories on the building in which the Premises are contained and to build in areas adjoining the premises.  Lessor also reserves the right, from time to time, to construct other buildings or improvements on the Property and to make alterations or additions thereto and to build additional stories on any such buildings and to build adjoining the same and to construct controlled or elevated parking facilities.  Lessor's exercise of these rights will not require Lessor to compensate Lessee in any way, nor will it result in any liability by Lessor to Lessee or in any way affect Lessee's obligations under this lease.

17.16        Force Majeure.  In the event that either Lessor or Lessee shall be delayed or hindered in or prevented from the performance from any act required under this lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason of a like nature, not the fault of the party delayed in performing the work or doing the acts required under the terms of this lease then performance of such act shall be excused for the period of the delay and the period for the  performance of any such act shall be extended for a period equivalent to the period of such delay.  The provisions of this Section 17.16 shall not operate to excuse Lessee from the prompt payment of rent, or any other payments required by the terms of this lease.

ARTICLE XVIII
ARBITRATION

18.1          Arbitration of Disputes.

(a)           Submission to Arbitration.  Except as otherwise provided in Subsection (d) below, in the event of any dispute or claim arising out of this lease or the parties' performance or default hereunder (other than the nonpayment of rent or other sums expressly due and payable under this lease), such dispute or claim shall be submitted to binding arbitration by a single arbitrator, pursuant to the provisions of Hawaii Revised Statutes Chapter 658A, as amended ("Chapter 658A") and this Article XIX.

(b)           Appointment of Arbitrator.  Except as otherwise provided in Subsection (d) below, the arbitrator shall be selected by the parties or if they are unable to agree upon the arbitrator, the arbitrator shall be appointed by the Circuit Judge of the Third Circuit Court, as provided in Chapter 658A.

(c)           Arbitrator's Decision Final.  The award of the arbitrator shall be final and binding subject only to confirmation, modification, correction or vacation as provided in Chapter 658A and judgment may be entered thereon as provided in Chapter 658A; provided, however, that no such award shall provide for an award of punitive damages or other exemplary relief.  The costs and fees incurred by the parties in the arbitration, and the costs of the arbitration, shall be paid by the non-prevailing party as determined by the arbitrator; the costs and fees incurred by the parties in any judicial proceeding subsequent to an award, and the cost of such proceedings, shall be paid to the prevailing party as provided in Chapter 658A.

(d)           Matters That May be Pursued in Court.  Notwithstanding any provision to the contrary in this Article XVIII, the parties have reserved the right to pursue, in a court of competent jurisdiction, (i) a temporary restraining order, preliminary injunction and/or specific performance, as appropriate, where the failure to enjoin a party's breach of an obligation under this lease or the failure to enforce a party's compliance with any obligation or condition of this lease will create irreparable harm to the party seeking such relief and monetary damages would be an inadequate remedy at law, and (ii) an action for summary possession and a writ to be issued therein under Hawaii Revised Statutes Chapter 666, as amended, where Lessee has failed to pay the rent or other sums due and payable under this lease.  Regardless of whether the court grants or denies the request for such equitable or summary relief, all issues relating to monetary damages or costs of any type (other than the nonpayment of rent or other sums expressly due and payable under this lease) shall continue to remain subject to arbitration as provided herein.

IN WITNESS WHEREOF, the parties hereto have executed this lease on the day and year first above written.

MANINI HOLDINGS, LLC, a Hawaii limited liability company

By:	/s/ Mattson C. Davis
Name:MATTSON C. DAVIS
Its Manager

"LESSOR"

KONA BREWING CO., LLC, a Hawaii limited liability company

By:	/s/ Terry E. Michaelson
Terry E. Michaelson
Its:	Manager

"LESSEE"

Exhibit A

Brewery Block
Mauka Building
1st Floor
107B
511 sq ft
Pub Storage
Retail Storage
Brand P. Storage
103
448 sq ft
KBC Maintenance
102
785 sq ft
KB LLC Mechanical
105B
420 sq ft
Retail
Storage
Brand P.
Storage
Brewery
Locker
room
Restroom

EXHIBIT B

PREMISES: 3,944 total square feet

Suite 102	785 square feet
Suite 103	448 square feet
Suite 105B	420 square feet
Suite 107B	511 square feet
Suite 201	750 square feet
Suite 202	250 square feet
Suite 203	340 square feet
Suite 204	440 square feet

MONTHLY BASE RENT:

April 1, 2011 to December 31, 2011:	$5,009.00 per month
January 1, 2012 to August 31, 2012:	$5,157.00 per month
September 1, 2012 to December 31, 2012:	$5,197.00 per month
January 1, 2013 to March 30, 2014:	$5,372.00 per month

Lessee: KONA BREWING CO., LLC
Space Nos.:	102, 103, 105B, 107B, 201,
202, 203 and 204

SPECIAL CONDITIONS ADDENDUM

Lessor and Lessee agree that the following special conditions shall be a part of this lease.

1.           At Lessee's option, Lessee may install not less than a Daikin Air Conditioning system with individual controls, including all duct work, drainage, piping, etc., in each of Spaces 201, 202, 203 and 204. The total cost of the air conditioning system installation shall be paid solely by Lessee. Lessee shall contract with a licensed individual or business for installation of the air conditioning system and all plans/drawings relating to the installation and operation of the air conditioning system shall be provided to Lessor for Lessor' approval prior to its installation. Upon notice to, and consent of, Lessor, Lessee shall have access to the premises prior to the commencement date for the installation of the air conditioning system provided (a) Lessee provides proof of the insurance required under Sections 9.1, 9.2 and 9.3 of this lease and (b) Lessee shall indemnify, defend and hold the Lessor harmless from and against any liens of mechanics and materialmen in connection with such installation.

2.           Provided Lessee shall not be in default of any covenant, condition or provision of this lease and Lessee installs the Daikin Air Conditioning system with individual controls in each of Spaces 201, 202, 203 and 204 as described above, upon completion of the installation and Lessor's receipt of lien releases for the installation and copies of all receipts and invoices paid by Lessee for the installation, commencing with the first calendar month following the completion of the installation and Lessor's receipt of the releases, receipts and invoices, and for the next seventeen (17) calendar months thereafter, Lessor shall credit the sum of $423.61 against Lessee's monthly base rent obligation under Section 3.1 of this lease; provided, however, that if at any time Lessee shall default in the due and punctual payment of rent or the performance of any other provision of this lease and such default shall not have been cured within the cure period set forth in Section 13.1 of this lease, the Lessor's reimbursement obligation under this paragraph shall be null and void and Lessor shall have no further or future obligation to pay Lessee such reimbursement.

3.           Electrical usage is estimated based on square footage and estimated electrical use within the Space and then reconciled based on actual usage (each Space has a sub-meter). Electrical usage only will be reconciled on a semi-annual basis - i.e., six months after the commencement date and in six month intervals thereafter for the remainder of the term. In addition to rent, Lessee will be billed the following each month in advance for electrical usage: Space 102 -$100.00 per month; Space 103 - $150.00 per month; Space 105B - $100 per month; Space 201 -$500.00 per month; Space 202 - $150.00 per month; Space 203 - $200.00 per month; Space 204 -$200.00 per month. Space 107B is invoiced directly until a new tenant occupies Space 107A; at such time, Lessor shall estimate anticipated monthly electrical usage (and the cost thereof) for

Space 107B and Lessee shall pay such estimate monthly as provided above, said estimate to be reconciled at the time electrical usage charges are reconciled for the other Spaces.

MANINI HOLDINGS, LLC, a Hawaii
limited liability company

By	/s/ Mattson C. Davis
Name: Mattson C. Davis
Its Manager

“LESSOR”

KONA BREWING CO., LLC, a Hawaii
limited liability company

By	/s/ Terry E. Michaelson
Terry E. Michaelson
Its:	Manager

"LESSEE"